Exhibit 99.1

Company Contact: Cleantech Solutions International, Inc. Mr. Adam Wasserman, Chief Financial Officer E-mail: adamw@cleantechsolutionsinternational.com Web: www.cleantechsolutionsinternational.com	Investor Relations Contact: CCG Investor Relations Mr. Crocker Coulson, President Phone: +1-646-213-1915 (New York) E-mail: crocker.coulson@ccgir.com Web: www.ccgirasia.com

Cleantech Solutions Receives Patent for New Production Technique for Use in
Dyeing Machines

WUXI, Jiangsu, China, December 27, 2012 - Cleantech Solutions International, Inc. (“Cleantech Solutions” or “the Company”) (NASDAQ: CLNT), a manufacturer of metal components and assemblies primarily used in the wind power, solar and other clean technology industries, today announced that the Company recently received a new patent certificate (Patent No. ZL 2012 2 0165878.7) for an innovative production technique enabling more-effective cloth washing in dyeing machines under high temperature and pressure.

The new patent was issued by the State Intellectual Property Office of the People’s Republic of China (“SIPO”) and was granted to the Company’s subsidiary, Wuxi Huayang Dyeing Machinery Co., Ltd., in November 2012. The patent will provide the Company with the exclusive use of this innovative production technique in dyeing equipment for a period of ten years.

The patent involves a change in the structure of dyeing equipment so as to create a cooling system that enables more effective cloth washing under high temperature and pressure. This technique has been proven to easily shed debris and cotton husks on the surface of fabric, and cloth can be washed much more cleanly. In addition, washing cloth within the cooling vats reduces the time required for dyeing, thereby reducing energy consumption and emissions.

“We are pleased to have been awarded this patent, which demonstrates our ability to develop proprietary and innovative production techniques that improve our product quality and enhance our market competitiveness,” said Mr. Jianhua Wu, Chairman and CEO of Cleantech Solutions.  “With several more patents pending, we remain committed to maintaining our product development efforts and believe they will provide the core foundation for us to secure additional orders and expand our market share in the air-flow dyeing machine market.”

About Cleantech Solutions International

Cleantech Solutions is a manufacturer of metal components and assemblies, primarily used in clean technology industries. The Company supplies forging products, fabricated products and machining services to a range of clean technology customers, primarily in the wind power sector and supplies dyeing and finishing equipment to the textile industry. Cleantech Solutions is committed to achieving long-term growth through ongoing technological improvement, capacity expansion, and the development of a strong customer base. The Company’s website is www.cleantechsolutionsinternational.com. Any information on the Company’s website or any other website is not a part of this press release.

Safe Harbor Statement

This release contains certain “forward-looking statements” relating to the business of the Company and its subsidiary and affiliated companies. These forward looking statements are often identified by the use of forward-looking terminology such as “believes,” “expects” or similar expressions. Such forward looking statements involve known and unknown risks and uncertainties that may cause actual results to be materially different from those described herein as anticipated, believed, estimated or expected. Investors should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. The Company’s actual results could differ materially from those anticipated in these forward-looking statements as a result of a variety of factors, including those discussed in the Company’s periodic reports that are filed with the Securities and Exchange Commission and available on its website, including factors described in “Risk Factors” in our Form 10-K for the year ended December 31, 2011 and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Form 10-K for the year ended December 31, 2011 and our Form 10-Q for the quarter ended September 30, 2012. Any information on the Company’s website or any other website is not a part of this press release. All forward-looking statements attributable to the Company or to persons acting on its behalf are expressly qualified in their entirety by these factors other than as required under the securities laws. The Company does not assume a duty to update these forward-looking statements

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